UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2012

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1225 Midland, Texas		79701
(Address of principal executive offices)		(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2012, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to Diamondback Energy’s initial public offering of 12,500,000 shares of its common stock at a public offering price of $17.50 per share (the “Diamondback Energy IPO”). Pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 1,875,000 additional shares of Diamondback Energy’s common stock at the public offering price (less the underwriting discount). The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy, and customary conditions to closing, obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offering was made pursuant to Diamondback Energy’s effective registration statement on Form S-1 (File No. 333-179502). Diamondback Energy’s common stock commenced trading on The Nasdaq Global Select Market on October 12, 2012 under the ticker symbol “FANG.” The Diamondback Energy IPO closed on October 17, 2012. Net proceeds to Diamondback Energy from the sale of the shares of its common stock, after underwriting discounts and estimated expenses, are estimated to be approximately $204.6 million (or $235.3 million if the underwriters’ option to purchase additional shares is exercised in full).

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. Specifically, affiliates of Wells Fargo Securities, LLC, one of the Underwriters for the Diamondback Energy IPO, are lenders under Diamondback Energy’s revolving credit facility and received a substantial portion of the net proceeds from the Diamondback Energy IPO as a result of the repayment of the outstanding borrowings under Diamondback Energy’s revolving credit facility.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 17, 2012, Diamondback Energy issued a press release announcing the completion of the initial public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
1.1	Underwriting Agreement, dated October 11, 2012, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated October 17, 2012 entitled “Diamondback Energy, Inc. Completes Initial Public Offering of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: October 17, 2012	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
1.1	Underwriting Agreement, dated October 11, 2012, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated October 17, 2012 entitled “Diamondback Energy, Inc. Completes Initial Public Offering of Common Stock.”